CAPCO
Financial
SIXTH AMENDMENT
TO
CONTRACT OF SALE — SECURITY AGREEMENT
This Sixth Amendment to Contract of Sale — Security Agreement is entered into as of October ___, 2005 (the “Amendment”), by and between CAPCO FINANCIAL COMPANY, a division of Greater Bay Bank N.A. (“CAPCO”) and XRG, Inc., XRG Logistics, Inc., Express Freight Systems, Inc. and R&R Express Intermodal, Inc. (individually and collectively the “CLIENT’).
RECITALS
CLIENT and CAPCO are parties to that certain Contract of Sale — Security Agreement dated as of January 31, 2005, as amended through the date hereof (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
     1. The advance rate shall be 87.5% from the date hereof through January 6, 2006, after which the advance rate shall be 85%.
     2. CLIENT shall cause Barron Partners, LP, or its affiliate(s) (collectively, “Pledgor”) to pledge a Certificate of Deposit (the “Pledged CD”) to CAPCO in an amount equal to $200,000.00 pursuant to a Pledge Agreement (the “Pledge Agreement”) containing terms acceptable to CAPCO. The Pledge Agreement will provide, among other things, that Pledgor may receive interest paid on the Pledged CD for so long as CAPCO does not liquidate it upon the occurrence of an Event of Default. [CAPCO will make advances to CLIENT in an amount equal to 100% of the face amount of the Pledged CD.] Such pledge shall remain in effect until not later than January 9, 2006, provided that if any advance(s) are outstanding against the Pledged CD on the Business Day before such date, CAPCO may liquidate the Pledged CD on such Business Day and retain from the proceeds an amount equal to such advance(s). Upon the occurrence of an Event of Default, CAPCO may liquidate the Pledged CD, and apply the proceeds to the then existing outstanding balance under the Agreement. All payments received subsequent to the Event of Default will be applied on a pro rata basis consistent with the respective balance under the Agreement of CAP CO and Pledgor on the date of the Event of Default.
     3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of CAPCO under the Agreement, as in effect prior to the date hereof.

     4. CLIENT represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     6. As a condition to the effectiveness of this Amendment, CAPCO shall have received, in form and substance satisfactory to CAPCO, the following:
          (a) this Amendment, duly executed by CLIENT;
          (b) an amount equal to all expenses incurred by CAPCO through the date of this Amendment;
          (c) a warrant to purchase stock;
          (d) the Pledge Agreement and confirmation that the Pledged CD has been issued in Pledgor’s name and pledged to CAPCO; and
          (e) such other documents, and completion of such other matters, as CAPCO may reasonably deem necessary or appropriate.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

XRG, INC.	XRG LOGISTICS, INC.

By:	By:

Title:	Title:

EXPRESS FREIGHT SYSTEMS, INC.	R&R EXPRESS INTERMODAL, INC.

By:	By:

Title:	Title:

CAPCO FINANCIAL COMPANY, a
division of Greater Bay Bank N.A.

By:

Title:

RIDER TO ASSIGNMENT OF DEPOSIT ACCOUNT
     This Rider to Assignment of Deposit Account is made and entered into as of the                      day of                                         , 2005 by and between CAPCO Financial Company, a division of Greater Bay Bank, N.A. (“CAPCO”) and Barron Partners, LP, (“Pledgor”).
     A. CAP CO and XRG, Inc. XRG Logistics, Inc., Express Freight Systems, Inc., and R&R Express Intermodal, Inc. (collectively the “Client”) are party to that certain Contract of Sale — Security Agreement dated as of January 31, 2005, as amended through the date hereof (collectively the “XRG Agreement”), pursuant to which CAPCO has advanced and proposes to continue to advance funds to Client; and
     B. WHEREAS, Pledgor has agreed to pledge a Certificate of Deposit in the amount of Two Hundred Thousand Dollars ($200,000.00) (the “Pledged CD”) to CAPCO as additional security for Client obligations under the XRG Agreement as more specifically provided in the Sixth Amendment to Contract of Sale — Security Agreement by and between CAPCO and Client and the Assignment of Deposit Account between CAPCO and Pledgor (“Assignment Agreement”) to which this Rider is attached and is a part.
     In consideration of the Assignment Agreement, and for other good and valuable consideration the receipt, sufficiency and adequacy of which are hereby acknowledged, CAPCO and Pledgor hereby agree as follows:
     1. All capitalized terms used in this Rider but not defined herein shall have the meaning subscribed to them in the XRG Agreement, as amended, or the Assignment Agreement, as the case may be.
     2. Notwithstanding anything in the Assignment Agreement to the contrary, Pledgor may receive interest paid on the Pledged CD for so long as CAPCO does not liquidate the Pledged CD upon the occurrence an Event of Default under the XRG Agreement or the Assignment Agreement.
     3. The Assignment Agreement shall remain in effect until not later than January 6, 2006, provided that if any advance(s) are outstanding against the Pledged CD on the Business Day before such date, CAPCO may liquidate the Pledged CD on such Business Day and retain from the proceeds an amount equal to such advance(s). Upon the occurrence of an Event of Default, CAPCO may liquidate the Pledged CD, and apply the proceeds to the then existing outstanding balance under the XRG Agreement. All payments received subsequent to the Event of Default or the liquidation of the Pledged CD as aforesaid will be applied on a pro-rata basis consistent with the respective balance under the XRG Agreement of CAPCO and Pledgor on the date of the Event of Default or other liquidation of the Pledged CD. In furtherance of the foregoing, CAPCO shall promptly remit to Pledgor, within five (5) business days of receipt, Pledgor’s pro-rata share of such collected funds.

     4. Notwithstanding anything in the Assignment Agreement to the contrary, the sole Collateral being pledged by Pledgor is the Pledged CD together with any and all proceeds from the Pledged CD and any renewals, replacements or substitutions for any of the foregoing.
     5. This Rider may be executed in two or more counterparts, each of which will be deemed an original and together shall constitute one and the same Instrument.
     6. This Rider is hereby incorporated by reference into and constitutes a part of, the Assignment Agreement. If any provision of this Rider shall be inconsistent with the provisions of the Assignment Agreement, the provisions of this Rider shall prevail.
     IN WITNESS WHEREOF, this Rider is made and entered into as of the day and year first above written.

CAPCO FINANCIAL COMPANY, a	BARRON PARTNERS, LP
division of Greater Bay Bank, N.A.

	By:	Barron Capital Advisors, LLC, its
general partner

By:		By:

Name:			Andrew Barron Worden,

Title:			Managing Member

November 3, 2005
Barron Partners, LP
735 Avenue
9th Floor
New York, New York 10019
Re: CAPCO Financial Company, a division of Greater Bay Bank N.A.
Ladies and Gentlemen:
     In consideration for Barron Partners, LP agreeing to provide a Two Hundred Thousand Dollars ($200,000.00) Certificate of Deposit as additional collateral under the Contract of Sale — Security Agreement by and among CAPCO Financial Company, the undersigned, as amended, hereby jointly and severally agree as follows:
1.	All representations and warranties of the undersigned set forth in the Contract of Sale - Security Agreement, as amended, are incorporated herein by this reference and confirmed to be true and correct as of the date hereof.
2.	No Event of Default has occurred under the Contract of Sale — Security Agreement and no event with notice and/or the passage of time has occurred that would constitute an Event of Default as of the date hereof.
3.	The undersigned shall pay to Barron Partners, LP, concurrently herewith and on the first day of each February, May, August and November hereafter that the Pledged CD shall be outstanding an amount equal to 2.25% of the face amount of the Pledged CD ($4,500.00).
4.	The undersigned shall promptly deliver to Barron Partners, LP copies of any and all notices received from CAPCO Financial Company under the Contract of Sale — Security Agreement.
5.	This Letter Agreement shall be interpreted in the occurrence with the laws with the State of New York.
[Remainder of Page Intentionally Left Blank]

6.	This Letter Agreement may be executed in two or more counterparts, each of which will be deemed .an original and together shall constitute one and the same instrument.

Respectfully submitted,

XRG, Inc.

By:

Its:

XRG Logistics, Inc.

By:

Its:

Express Freight Systems, Inc.

By:

Its:

R&R Express Intermodal, Inc.

By:

Its: